Exhibit 99.1

FOR IMMEDIATE RELEASE

Lawson Software:

Investor Contacts:

Barbara Doyle

+1-651-767-4385

barbara.doyle@lawson.com

Dan Burch / Laurie Connell

MacKenzie Partners

+1-212-929-5748 / +1-212-378-7071

Media Contacts:

Terry Blake

+1-651-767-4766
terry.blake@us.lawson.com

Averell Withers / Jillian Palash

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

Lawson Software Enters Into Definitive Agreement to be Acquired by an Affiliate of Golden Gate Capital and Infor

Lawson Stockholders to Receive $11.25 Per Share in Cash; Transaction Valued at Approximately $2 Billion

ST. PAUL, Minn., April 26, 2011 — Lawson Software, Inc. (Nasdaq: LWSN) today announced that it has signed a definitive agreement to be acquired by GGC Software Holdings, Inc., an affiliate of Golden Gate Capital and Infor, in a transaction valued at approximately $2 billion. Under the terms of the merger agreement, stockholders of Lawson will receive $11.25 per share in cash. Lawson’s board of directors unanimously approved the transaction and board members who collectively own approximately 9% of Lawson’s outstanding shares have agreed to vote their shares in favor of the transaction.

Today’s announcement marks the culmination of the company’s evaluation of strategic alternatives and review and negotiation of a proposal from Golden Gate and Infor that began prior to, and was later publicly confirmed in a press release on, March 11, 2011. During its evaluation, Lawson conducted a comprehensive market assessment and contacted other potential acquirers including competing global providers of enterprise applications and financial buyers, a process that did not result in a superior proposal. Following a thorough review and analysis of the strategic alternatives available to the company, Lawson’s board determined that this merger transaction is in the best interests of stockholders.

The transaction purchase price represents a valuation of approximately 2.5 times revenues, 12 times non-GAAP EBITDA and 23 times non-GAAP earnings per diluted share for the 12 months ended February 28, 2011. The $11.25 per share cash consideration represents a premium of approximately 14% to Lawson’s closing share price on March 7, 2011, the last trading day prior to news reports speculating about a potential transaction involving the company, and a premium of approximately 35% to Lawson’s average closing share price for the 52-week period prior to

March 7, 2011. In addition, the purchase price represents a premium of approximately 28% to Lawson’s closing share price on January 10, 2011, the date prior to Lawson entering into a non-disclosure agreement with Infor.

“We are pleased to have entered into a transaction that will offer Lawson stockholders an attractive valuation,” said Harry Debes, Lawson’s president and chief executive officer. “After a thorough examination of the strategic alternatives available to the company as well as extensive discussions with Golden Gate and Infor, Lawson’s board unanimously concluded that this transaction is in the best interests of the company and our stockholders.”

“On behalf of Lawson’s board and management team, I would like to express our deep appreciation to our employees, whose passion and dedication have been key factors in making Lawson the great company it is today. We are also grateful to our customers and partners who have been instrumental in Lawson’s growth and development over the years. We look forward to working closely with the Golden Gate and Infor teams to ensure a smooth transition and complete the transaction as expeditiously as possible,” continued Mr. Debes.

“Lawson is a natural strategic partner for Infor, offering complementary software solutions that will extend our existing portfolio, particularly in areas such as healthcare, public sector, manufacturing and human capital management,” said Charles Phillips, CEO of Infor. “Lawson’s and Infor’s respective best-of-class solutions will enable us to expand our commitment to our customers, delivering comprehensive ERP suites. We look forward to working closely with the Lawson team to build upon our distinct core competencies to offer an enhanced product portfolio and customer service experience.”

Lawson will file a preliminary proxy statement with the U.S. Securities and Exchange Commission which will contain detailed information about the transaction. The preliminary proxy will outline the Lawson board’s reasons for approving the merger and its comprehensive review of strategic alternatives.

The transaction is subject to customary closing conditions including the approval of Lawson’s stockholders and regulatory approvals. The transaction has fully committed debt financing from Credit Suisse, Bank of America-Merrill Lynch, Morgan Stanley, Royal Bank of Canada and Deutsche Bank. The transaction is currently expected to close in the third calendar quarter of 2011.

Barclays Capital, Inc. is acting as financial advisor to Lawson and Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal advisor.

About Lawson Software

Lawson Software is a global provider of enterprise software. We provide business application software, maintenance and consulting to customers primarily in specific services, trade and manufacturing/distribution industries. We specialize in and target specific industries including healthcare, services, public sector, equipment service management & rental, manufacturing & distribution and consumer products industries. Our software solutions include Enterprise Financial Management, Human Capital Management, Business Intelligence, Asset Management, Enterprise Performance Management, Supply Chain Management, Service Management, Manufacturing Operations, Business Project Management and industry-tailored applications. Our applications help automate and integrate critical business processes, which enable our customers to collaborate with their partners, suppliers and employees, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

About Infor

Infor is a leading provider of business software and services, helping 70,000 customers in 125 countries improve operations and drive growth. To learn more about Infor, please visit www.infor.com.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with approximately $9 billion of capital under management. Golden Gate is dedicated to partnering with world-class management teams to invest in change-intensive, growth businesses. The firm targets investments where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate have a long and successful history of investing with management partners across a wide range of industries and transaction types, including leveraged buyouts, recapitalizations, corporate divestitures and spin-offs, build-ups and venture stage investing. For more information, visit www.goldengatecap.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements, including statements regarding the merger, are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the merger may not be completed on a timely basis, if at all; the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson’s business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the possibility that legal proceedings may be instituted against Lawson and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson’s targeted industries; the outcome of pending litigation and other risk factors listed in Lawson’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Additional Information and Where To Find It

In connection with the merger, Lawson intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Lawson will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF LAWSON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT LAWSON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAWSON AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by Lawson with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Lawson’s website, www.lawson.com, or by contacting Investor Relations by phone at 651-767-4890, by email at investor@lawson.com or by mail at 380 St. Peter Street, St. Paul, MN 55102.

Lawson and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lawson’s stockholders with respect to the merger. Information about Lawson’s directors and executive officers and their ownership of Lawson’s common stock is set forth in the proxy statement for Lawson’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 31, 2010. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

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